UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
April 24, 2006 (April 19, 2006)
Date of Report (Date of earliest event reported)
Gevity HR, Inc.
(Exact name of registrant as specified in its charter)

Florida	0-22701	65-0735612

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9000 Town Center Parkway
Bradenton, FL 34202
(Address of principal executive offices and zip code)
(941) 741-4300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     The following individuals will be standing for re-election as directors of Gevity HR, Inc. (the “Company”) at the Company’s next annual meeting of shareholders to be held on May 18, 2006:
Erik Vonk
George B. Beitzel
Darcy E. Bradbury
James E. Cowie
Jonathan H. Kagan
David S. Katz
Jeffrey A. Sonnenfeld
     In addition, Paul R. Daoust was nominated by the Company’s board of directors to stand for election as a new director nominee. Mr. Daoust currently serves as Chairman and Chief Executive Officer of HighRoads, Inc.
     On April 19, 2006, the Company received notice that James F. Manning and A.D. Frazier will not be standing for re-election to the board of directors of the Company, but will continue to serve as directors until the Company’s next annual meeting of shareholders.
     A copy of the Company’s related press release announcing these matters is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated April 24, 2006.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2006 GEVITY HR, INC.
By:	/s/ Edwin E. Hightower, Jr.
	Name:	Edwin E. Hightower, Jr.
	Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated April 24, 2006.